UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2015

NAKED BRAND GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52381	99-0369814
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

10th Floor – 95 Madison Avenue, New York, NY 10016
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212.851.8050

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Appointment

Effective August 18, 2015, Naked Brand Group Inc. (the “Company”) appointed Jesse Cole as a member of its Board of Directors (the “Board”).

Jesse Cole is an accomplished Financier and CEO of Haute Hippie, a popular women’s contemporary apparel brand. Haute Hippie offers an eclectic, yet luxuriously chic collection of rock ‘n’ roll and bohemian fashion sold globally with over 350 points of distribution in the US including Nordstrom, Neiman Marcus and Saks Fifth Avenue. Prior to joining Haute Hippie as CEO in 2012, Mr. Cole was founder and Chief Operator of Schonfeld IBS, a financial services company. Schonfeld IBS grew into a multi-million dollar business. Mr. Cole then joined Merlin Institutional where he developed the institutional research sales and trading division as a senior partner. Mr. Cole also serves as a member of the Board of Directors for the Ronald McDonald House.

In connection with Mr. Cole’s appointment to the Board, the Company agreed to issue him stock options to purchase 37,500 shares of the Company’s common stock, exercisable at $4.40 per share, for a period of 10 years, vesting over a period of three years, on terms and conditions as set out in our 2014 Long Term Incentive Plan and a stock option agreement to be entered into between the Company and Mr. Cole.

Mr. Cole has no family relationships with any other officer or director of the Company. With respect to the Company, Mr. Cole has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

Director Resignation

Effective August 18, 2015and in connection with the appointment of Mr. Cole, Christopher Heyn resigned as a director of our company and has been appointed as a member of our company’s Advisory Board.

Executive Employment Agreement

On August 18, 2015, Naked Brand Group Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Joel Primus, the Company’s President and a member of the Board of Directors of the Company.

The Employment Agreement provides for an initial term of one year, which may be extended for additional one-year periods upon the expiration of the then-current term with the mutual agreement in writing of the Company and Mr. Primus no later than ninety (90) days in advance of the expiration of the then-current term.

As compensation for his services to the Company, the Employment Agreement provides that the Company shall pay Mr. Primus a base salary of $164,000 per year. In addition, Mr. Primus will be eligible to receive an annual cash bonus for each whole or partial year during the term of his employment, payable based on the achievement of one or more performance goals established annually by the Company’s Board of Directors in consultation with Mr. Primus or as otherwise determined by the Board of Directors in its discretion. The annual bonus, if any, shall be paid in a lump sum cash payment as soon as reasonably practicable following the end of the calendar year to which the bonus relates, but no later than March 15 of the following year. Mr. Primus was also granted stock options to purchase 299,899 shares of the Company’s common stock, with each option exercisable at $4.40 per share and vesting as to 25% immediately on the date of grant and the remaining 75% in equal monthly installments over a period of three years from the date of grant. The options were granted on August 18, 2015. Mr. Primus will also be entitled to receive full family health, dental, vision, major medical and disability insurance coverage through a provider of the his choosing, without deductible and such other benefits in such amounts as determined by the Board of Directors from time to time.

The Employment Agreement provides that, for so long as Mr. Primus remains President of the Company, he shall be nominated by the Company for election to the Board of Directors or appointed to the Board of Directors.

The Employment Agreement provides that if Mr. Primus’s employment is terminated for any reason he will be entitled to all earned but unpaid base salary and bonus, accrued vacation, vested benefits or compensation, indemnification rights he would otherwise be entitled to, and any incurred but unreimbursed expenses. In addition, the Employment Agreement provides that the Company shall pay for all costs associated with his relocation back to Vancouver, British Columbia in the event he is terminated.

The Employment Agreement provides that the Company may terminate Mr. Primus’s employment at any time for cause (as set forth in the Employment Agreement) or in the event of the liquidation, dissolution or discontinuance of business by the Company or the filing of any petition by or against the Company under any federal or state bankruptcy or insolvency laws. In the event of such termination, the Employment Agreement provides that all of the Company’s obligations thereunder shall immediately terminate, except for its obligations with respect to the payment of accrued salary and benefits through the date of termination.

In addition, the Employment Agreement provides that if Mr. Primus’s employment is terminated by the Company without cause, or by Mr. Primus for good reason (as set forth in the Employment Agreement), or upon the permanent disability of Mr. Primus (as set forth in the Employment Agreement), Mr. Primus will be entitled to receive, in addition to accrued salary and benefits through the date of such termination, severance equal to one year of Mr. Primus’s then-current annual salary to be paid in twelve (12) equal monthly payments and reimbursement for health insurance costs for twelve (12) months from the date of such termination. Furthermore, under the terms of the Employment Agreement, any and all of Mr. Primus’s unvested equity shall immediately vest, without restriction, upon such termination. As a condition to receiving the foregoing severance, the Employment Agreement requires that Mr. Primus execute a general release of any claims against the Company and its affiliates, in a form and substance satisfactory to the Company, and a non-competition and non-solicitation agreement having a term of twelve (12) months and having such other terms and conditions substantially similar to those contained in the non-competition and non-solicitation provisions contained in the Employment Agreement.

The Employment Agreement contains a non-competition provision that, during Mr. Primus’s employment and for any severance period following termination of his employment without cause or for a period of twelve (12) months following termination of his employment for cause, prohibits Mr. Primus from directly or indirectly, individually or by or through any “covered entity” (as defined in the Employment Agreement), participate in, assist, aid or advise in any way, any business or enterprise that competes with the Company’s business in the United States or invest in, contribute any capital or make any advances or loans to, take an ownership interest or profit-sharing percentage in, seek to purchase or acquire, or receive income, compensation or consulting fees from, any entity or person directly or indirectly involved in or competitive with the Company’s business in the United States; except Mr. Primus may own (i) less than five percent (5%) of any class of voting securities publicly held and quoted on a recognized securities exchange or inter-deal quotation system of any issuer, or (ii) an immaterial amount of a “covered entity” as a result of a purchase decision made by a third party after the without the knowledge of Mr. Primus.

The Employment Agreement contains a non-solicitation provision that, during Mr. Primus’s employment and for any severance period following termination of his employment without cause or for a period of twelve (12) months following termination of his employment for cause, Mr. Primus will not, either directly or indirectly, and will not permit any covered entity which is controlled by Mr. Primus to, either directly or indirectly, (i) solicit, or take any other action that is intended to solicit, the business of any customers with which the Company or any of its affiliates conducts business or has conducted business within the twelve (12) months preceding such solicitation or other action; or (ii) hire, solicit, take away, or attempt to hire, solicit or take away any person (x) who is then an employee of the Company or any affiliate of the Company; or (y) who has terminated his or her employment with the Company or any affiliate of the Company within the three (3) months preceding such hiring, solicitation or other action.

The Employment Agreement contains a non-disparagement provision that, during Mr. Primus’s employment and for a period of twelve (12) months following termination of his employment, Mr. Primus will not, and will cause his relatives, agents, and representatives to not, knowingly disparage, criticize, or otherwise make any derogatory statements regarding the Company, its directors, or its officers. In addition, the Employment Agreement provides that the Company will not knowingly disparage, criticize or otherwise make any derogatory statements regarding Mr. Primus, his relatives, agents or representatives. The Company’s obligations under the preceding sentence are limited to communications by its officers having the rank of vice president or above and members of the Board of Directors as well as its agents and representatives.

The Employment Agreement also contains confidentiality, indemnification and other provisions that are customary for agreements of similar nature to the Employment Agreement. Any and all disputes arising out of the terms of the Employment Agreement, Mr. Primus’s employment by the Company, Mr. Primus’s service as an officer or director of the Company, or Mr. Primus’s compensation and benefits, their interpretation, and any of the matters released pursuant to the Employment Agreement, shall be subject to binding arbitration.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)             Exhibits

10.1	Employment Agreement between the Company and Mr. Primus

99.1	Press release dated August 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAKED BRAND GROUP INC.

By: /s/ Michael Flanagan
_________________________________________________________
Michael Flanagan
Michael Flanagan, Chief Financial Officer

Date: August 24, 2015